UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2009

STARENT NETWORKS, CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33511	04-3527533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 International Place Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 851-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 12, 2009, Starent Networks, Corp. (“Starent”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Cisco Systems, Inc. (“Cisco”) and Barcelona Acquisition Corp. (“Barcelona”), a wholly-owned subsidiary of Cisco.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Barcelona will merge with and into Starent and Starent will become a wholly-owned subsidiary of Cisco (the “Merger”). If the Merger is completed, Starent’s stockholders will be entitled to receive $35.00 in cash for each share of Starent common stock owned by them as of the date of the Merger. Holders of shares of Starent common stock that are subject to vesting will only be entitled to receive merger consideration for such shares if and to the extent vesting conditions are met following the Merger.

The consummation of the Merger is subject to customary conditions, including adoption of the Merger Agreement by Starent’s stockholders and expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Dates for closing the Merger and for the Starent stockholders meeting to vote on adoption of the Merger Agreement have not yet been determined.

Starent has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Starent’s business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.

The Merger Agreement contains certain termination rights of Cisco and Starent and provides that, upon the termination of the Merger Agreement under specified circumstances, Starent will be required to pay Cisco a termination fee of $63.5 million.

Outstanding Starent stock awards held by employees (and non-employees under Starent’s 2000 Stock Incentive Plan) will be assumed by Cisco with the same terms and conditions (including vesting) except that the Cisco shares will be substituted for Starent shares and the applicable share numbers and option exercise prices will be appropriately adjusted. All stock awards under Starent’s 2007 Stock Incentive Plan held by other individuals will be cancelled in the Merger, and such individuals will be entitled to receive a cash payment from Cisco in an amount equal to the number of shares vested under the awards multiplied by an amount equal to $35.00 less any applicable exercise price.

In connection with the execution of the Merger Agreement, Messrs. Ashraf M. Dahod, Pierre G. Kahhale, Thierry Maupilé, Anthony P. Schoener, Gennady H. Sirota and Vijay Kathuria, executive officers of the Company, and two other Starent employees entered into employment and non-competition agreements with Cisco that become effective only upon consummation of the Merger.

Voting Agreements

Under Voting Agreements dated October 12, 2009, each Starent director that owns Starent shares and certain funds affiliated with Starent’s directors collectively owning approximately 19.1% of Starent’s outstanding shares of common stock have agreed to vote their Starent shares in favor of adoption of the Merger Agreement and against any proposal made in opposition to or in competition with the Merger.

The foregoing descriptions of the Merger Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to those agreements, copies of which are filed, respectively, as Exhibits 1.01 and 1.02 hereto and are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about Cisco, Barcelona or Starent. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Starent’s or Cisco’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Starent or Cisco or any of their respective subsidiaries or affiliates.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Starent plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about Cisco, Starent, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Cisco and Starent through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Starent by contacting Starent’s Investor Relations at 978-863-3743.

Cisco and Starent, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Cisco’s directors and executive officers is contained in Cisco’s Annual Report on Form 10-K for the year ended July 25, 2009 and its proxy statement dated September 17, 2009, which are filed with the SEC. Information regarding Starent’s directors and executive officers is contained in Starent’s Annual Report on Form 10-K for the year ended December 31, 2008 and its proxy statement dated April 7, 2009, which are filed with the SEC. As of September 30, 2009, Starent’s directors and executive officers beneficially owned approximately 15,619,972 shares, or 21%, of Starent’s common stock. In addition, Starent has entered into retention agreements with its executive officers, which are described in a Current Report on Form 8-K filed by Starent with the SEC on June 11, 2009, and certain of the officers are entering into employment agreements with Cisco, which will become effective as of the closing of the Merger. A more complete description of these agreements and the interests of the officers and directors will be available in the Proxy Statement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with execution of the Merger Agreement, each of Messrs. Ashraf M. Dahod, Pierre G. Kahhale, Thierry Maupilé, Anthony P. Schoener, Gennady H. Sirota and Vijay Kathuria has agreed to waive his rights to acceleration of vesting with respect to Starent stock awards under the 2000 Stock Incentive Plan and all other agreements with Starent, including his Executive Retention Agreement. Each of the foregoing Starent executive officers has also agreed to waive his rights to severance payments under his Executive Retention Agreement with any future rights to severance being determined solely under the new employment agreements with Cisco. In addition, Messrs. Dahod, Kathuria and Schoener have agreed to the imposition of new vesting restrictions on a portion of their Starent stock options and, potentially for Mr. Dahod, new vesting restrictions covering Merger consideration for a portion of his Starent shares.

The foregoing waivers of benefits and revesting obligations will become effective only upon the consummation of the Merger.

Item 8.01.	Other Events.

Starent and Cisco have signed an OEM reseller agreement pursuant to which Cisco has the worldwide, non-exclusive right to resell certain Starent UMTS and LTE products for a period of five years. This agreement may be terminated by Cisco under certain circumstances, including upon any change in control acquisition of Starent by a third party, and may be terminated by Starent if, prior to stockholder adoption of the Merger Agreement, Starent enters into an agreement with a third party providing for a change in control acquisition of Starent. In the event of termination, Cisco may continue to resell Starent’s products for a period of one year.

Item 9.01.	Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARENT NETWORKS, CORP.

Date: October 14, 2009	By:	/s/ Jonathan M. Moulton
Jonathan M. Moulton Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 12, 2009, by and among Cisco Systems, Inc., Barcelona Acquisition Corp., a wholly-owned subsidiary of Cisco, and Starent Networks, Corp. (1)

10.1	Form of Voting Agreement, dated October 12, 2009

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Starent will furnish copies of any of such schedules to the SEC upon request.